BRIDGE TERM LOAN PROMISSORY NOTE

THE PROVISIONS OF THIS PROMISSORY NOTE CONTAIN A BALLOON PAYMENT DUE ON THE MATURITY DATE

$5,000,000 December 22, 2025

FOR VALUE RECEIVED, **STARCO BRANDS, INC.**, a Nevada corporation ("**Borrower**") hereby unconditionally promises to pay to the order of **THE STARCO GROUP, INC.**, a Wyoming corporation, having its principal place of business at 3137 E 26th St., Vernon, CA, 90058 ("**Lender**"), or at such other place as the holder hereof may from time to time designate in writing, the principal amount of FIVE MILLION AND 00/100 DOLLARS ($5,000,000), or whatever lesser sum may be outstanding, including any advances following the Initial Disbursement which may be made hereunder from time to time prior to the Maturity Date (the "**Bridge Loan**"), with interest accruing on the outstanding principal balance from the date of this term loan promissory note (this "**Note**") at the Interest Rate (as defined herein below), and paid in accordance with the terms of this Note.

Article 1 – ADVANCES; PAYMENT TERMS; MANNER OF PAYMENT

1.01 Advances.

(a) Initial Advance. The initial amount advanced to Borrower under this Note is FOUR MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($4,500,000.00) (the "Initial Disbursement"). Future advances under this Note are subject to the terms of Section 1.01(b).

(b) Future Advances. From time to time until December 31, 2026 (the "Delayed Draw End Date"), the Borrower may request, and the Lender may advance, additional amounts to Borrower under this Note, provided that the outstanding amount of the Bridge Loan inclusive of such additional advances shall not exceed the sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00). Any such requests for future advances shall be made in a minimum amount of TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00). All amounts advanced under this Note shall be parri passu and identical in all terms. Notwithstanding the foregoing, no additional advances may occur after the earlier of (a) the Delayed Draw End Date, and (b) the occurrence of an Event of Default.

1.02 Principal and Interest. Payments of principal and interest due under this Note, if not sooner declared to be due in accordance with the provisions hereof, shall be made as follows:

(a) Interest Payments. Commencing on the first day of January, 2026, and continuing regularly thereafter on the first day of each calendar month, Borrower shall pay all accrued but unpaid interest, in arrears, to but excluding such payment date calculated in accordance with this Note. In addition, all accrued but unpaid interest calculated in accordance with this Note shall be due and payable on the Maturity Date (as defined herein below).

(b) Accrual of Interest; Calculation of Interest. Interest shall accrue daily at the Interest Rate on the unpaid principal balance of the Bridge Loan outstanding on such day. Interest shall be computed based on the daily rate produced assuming a three hundred sixty (360) day year, multiplied by the actual number of days elapsed during each interest accrual period. Borrower understands and acknowledges that such interest accrual method results in more interest accruing on the Bridge Loan than if a three hundred sixty-five (365) day year were used to compute the accrual of interest on the Bridge Loan.

(c) Definitions Applicable to Calculation of Interest. For purposes of this Note and the accrual, calculation and payment of interest hereunder, the following definitions shall apply:

"Applicable Margin" means as of any date of determination or calculation each day during the period commencing on the date of this Note and continuing through the Maturity Date, four and one quarter percent (4.25%) per annum.

"Interest Rate" means as of any date of determination or calculation the per annum interest rate equal to the lesser of (i) the Highest Lawful Rate per annum as of such date or (ii) the sum of the Prime Rate in effect for such date and the Applicable Margin as of such date, in each instance subject to adjustment as set forth in Section 1.03 of this Note (regarding application of the Default Rate (as defined in such section)).

"Prime Rate" means the interest rate shown in the *Wall Street Journal* as the prime rate. Accordingly, interest charged may change with each change in the prime rate so published. If at any time the *Wall Street Journal* prime rate is no longer published, then Lender will establish a similar replacement rate in its sole discretion; provided, however, in no event shall the Prime Rate be less than Six Hundred (600) Basis Points per annum.

(d) Principal Payments. Commencing on the first day of January, 2027, and continuing on the first day of each month thereafter, Borrower shall make monthly principal payments in the amounts set forth in the table below opposite each applicable period set forth in the table below:

Applicable Period	Monthly Principal Payments
January 2027 through and including December 2027	$28,000.00
January 2028 through and including December 2028	$38,000.00
January 2029 through and including December 2029	$56,000.00
January 2030 through and including December 2030	$66,000.00

Monthly Principal Payments will increase by a pro rata amount for any additional amounts advanced to Borrower under this agreement.

Notwithstanding the foregoing, Borrower may, upon fifteen (15) days' prior written notice to Lender, request Lender permit a one-time deferment of principal payments for a time period of up to six (6) months (the "**Principal Payments Deferment**"); provided that (i) Lender's determination to permit the Principal Payments Deferment request shall be in Lender's sole discretion and (ii) upon Lender's approval of the Principal Payments Deferment request pursuant to this Section, all interest owing pursuant to this Note shall accrue at the Interest Rate plus one-half of one percent (0.50%) commencing at the start of the Principal Payments Deferment and through to the Maturity Date.

(e) At Maturity. The unpaid principal balance of this Note (including, for the avoidance of doubt, any principal payments deferred pursuant to the Principal Payments Deferment), if not sooner paid or declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest thereon and any other amounts due and payable under this Note shall be due and payable in full on the earliest of the following (such date, the "**Maturity Date**"): (i) the five (5) year anniversary of the date

of this Note, (ii) the date that the debt evidenced by this Note is accelerated, or (iii) the date upon which all of Borrower's obligations under this Note are satisfied in full.

(f) Application of Payments. Prior to the occurrence of an Event of Default (as defined in Section 2.01 below), all payments and prepayments on account of the indebtedness evidenced by this Note shall be applied as follows: (i) *first*, to fees, expenses, costs and other similar amounts then due and payable to Lender, including, without limitation, any late charges due hereunder, (ii) *second*, to accrued and unpaid interest on the principal balance of this Note, (iii) *third*, to the payment of principal due in the month in which the payment or prepayment is made, (iv) *fourth*, to any escrows, impounds or other amounts which may then be due and payable under the Note, (v) *fifth*, to any other amounts then due Lender hereunder, and (vi) *last*, to the unpaid principal balance of this Note in the inverse order of maturity. Any prepayment on account of the indebtedness evidenced by this Note shall not extend or postpone the due date or reduce the amount of any subsequent monthly payment of principal and interest due hereunder. After an Event of Default has occurred and is continuing, payments may be applied by Lender to amounts owed hereunder in such order as Lender shall determine, in its sole discretion.

(g) Method of Payments. Until directed otherwise by Lender in writing, all payments of principal and interest hereunder shall be made by electronic fund transfer debit entries. Prior to each payment due date, Borrower shall deposit and/or maintain sufficient funds in the applicable account to cover each debit entry. Notwithstanding the foregoing, the failure, for any reason, of the electronic funds transfer debit entry transaction to be timely completed shall not relieve Borrower from its obligations to promptly and timely make all payments called for under this Note when due and to comply with Borrower's other obligations hereunder.

1.03 Optional Prepayment; Prepayment Premiums. Except as provided in this Section 1.02, this Note may be prepaid at any time by Borrower, in whole or in part, without premium or penalty, upon thirty (30) days' prior written notice to Lender. If Borrower elects to prepay this Note in accordance with this Section 1.02, the amount of the prepayment, together with accrued interest thereon, shall be due and payable on the effective date of the prepayment.

1.04 Interest After Default. AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER, AND UNTIL SUCH EVENT OF DEFAULT HAS BEEN EXPRESSLY WAIVED BY LENDER OR CURED, ANY AND ALL AMOUNTS PAYABLE UNDER THIS NOTE SHALL BEAR INTEREST AT THE RATE (THE "**DEFAULT RATE**") THAT IS EQUAL TO THE LESSER OF (i) THE PRIME RATE PLUS EIGHT PERCENT (8.00%) PER ANNUM, OR (ii) THE HIGHEST LAWFUL RATE (AS DEFINED IN ARTICLE 4 BELOW). BORROWER ACKNOWLEDGES AND AGREES THAT IT WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO FIX THE ACTUAL DAMAGES RESULTING FROM BORROWER'S FAILURE TO PAY THE PRINCIPAL, ACCRUED INTEREST AND OTHER SUMS DUE HEREUNDER AND, THEREFORE, BORROWER SHALL PAY INTEREST AT THE DEFAULT RATE, NOT AS A PENALTY, BUT FOR THE PURPOSE OF DEFRAYING THE EXPENSES INCIDENT TO HANDLING THE PAST DUE PRINCIPAL, INTEREST AND OTHER SUMS DUE UNDER THIS NOTE. INTEREST AT THE DEFAULT RATE REPRESENTS THE REASONABLE ESTIMATE OF THE LOSS THAT MAY BE SUSTAINED BY LENDER DUE TO THE FAILURE OF BORROWER TO TIMELY PAY AMOUNTS DUE HEREUNDER.

1.05 Late Charge. IF ANY PAYMENT OF INTEREST OR PRINCIPAL DUE HEREUNDER IS NOT MADE WITHIN FIVE (5) CALENDAR DAYS AFTER SUCH PAYMENT IS DUE IN ACCORDANCE WITH THE TERMS HEREOF, THEN, IN ADDITION TO THE PAYMENT OF THE AMOUNT SO DUE, BORROWER SHALL PAY TO LENDER A "**LATE CHARGE**" OF FIVE CENTS ($0.05) FOR EACH WHOLE DOLLAR SO OVERDUE TO DEFRAY PART OF THE COST OF COLLECTION AND HANDLING SUCH LATE PAYMENT. BORROWER AGREES THAT THE

DAMAGES TO BE SUSTAINED BY LENDER FOR THE DETRIMENT CAUSED BY ANY LATE PAYMENT ARE EXTREMELY DIFFICULT AND IMPRACTICAL TO ASCERTAIN, AND THAT THE AMOUNT OF FIVE CENTS ($0.05) FOR EACH ONE DOLLAR DUE IS A REASONABLE ESTIMATE OF SUCH DAMAGES, DOES NOT CONSTITUTE INTEREST, AND IS NOT A PENALTY. LENDER SHALL HAVE NO OBLIGATION TO ACCEPT ANY LATE PAYMENT THAT IS NOT ACCOMPANIED BY THE LATE CHARGE, BUT IF LENDER DOES SO, LENDER SHALL NOT THEREBY WAIVE THEIR RIGHT TO THE LATE CHARGE.

Article 2 – DEFAULT AND ACCELERATION

2.01 Event of Default. An "**Event of Default**" will occur if any of the following events occur:

(a) Failure by Borrower to pay any principal, interest, or fees due hereunder within five (5) calendar days after the same becomes due;

(b) Default by any Borrower in the observance or performance of any other covenant or agreement contained in this Note (other than the payment obligation under Section 2.01(a) above), and such default is not cured within thirty (30) days after the earlier of (i) the date that Borrower becomes aware or should have been aware of such Default or (ii) written notice of such Default from Lender;

(c) Filing by Borrower of a voluntary petition in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code or under any other insolvency act or law, state or federal, now or hereafter existing;

(d) Filing of an involuntary petition against Borrower in bankruptcy seeking reorganization, arrangement or readjustment of debts, or any other relief under the Bankruptcy Code or under any other insolvency act or law, state or federal, now or hereafter existing, and the continuance thereof for forty-five (45) days undismissed, unbonded, or undischarged;

2.02 Remedies. At the election of Lender and without notice, the principal balance remaining unpaid on this Note, and all unpaid interest accrued thereon and any other amounts due hereunder, shall be and become immediately due and payable in full upon the occurrence of any Event of Default. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default. Lender shall not, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder or otherwise unless such waiver is in writing and signed by Lender, and then only to the extent specifically set forth therein. The rights, remedies and powers of Lender, as provided in this Note are cumulative and concurrent, and may be pursued singly, successively or together against Borrower, all at the sole discretion of the holder hereof. If any suit or action is instituted or attorneys are employed to collect amounts due under this Note or any part hereof, Borrower promises and agrees to pay all costs of collection, including reasonable attorneys' fees and court costs.

Article 3 – [RESERVED]

Article 4 – SAVINGS CLAUSE

Notwithstanding anything to the contrary, (a) all agreements and communications between Borrower and Lender are hereby and shall automatically be limited so that, after taking into account all amounts deemed interest, the interest contracted for, charged or received by Lender shall never exceed the maximum rate permitted by law (the "**Highest Lawful Rate**"), (b) in calculating whether any interest exceeds the Highest Lawful Rate, all such interest shall be amortized, prorated, allocated and spread over the full amount and term of all principal indebtedness of Borrower to Lender, and (c) if through any

contingency or event, Lender receives or are deemed to receive interest in excess of the Highest Lawful Rate, any such excess shall be deemed to have been applied toward payment of the principal of any and all then outstanding indebtedness of Borrower to Lender, or if there is no such indebtedness, shall immediately be returned to Borrower.

Article 5 – NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

Article 6 – WAIVERS

Borrower and all others who may become liable for the payment of all or any part of this Note do hereby severally waive presentment and demand for payment, notice of dishonor, notice of intention to accelerate, notice of acceleration, protest and notice of protest and non-payment and all other notices of any kind except as expressly provided in this Note. No extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note made by agreement between Lender or any other Person shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other Person who may become liable for the payment of all or any part of the Bridge Loan, under this Note. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note. The agreements contained herein shall remain in full force and be applicable notwithstanding any changes in the shareholders comprising, or the officers and directors relating to, Borrower, and the term "Borrower" and "Borrowers" as used herein, shall include any alternative or successor corporation, but any predecessor corporation shall not be relieved of liability hereunder. If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

Article 7 – TRIAL BY JURY/JUDICIAL REFERENCE

BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS NOTE, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH (EACH, A "CLAIM"). THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS ARTICLE 7 IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER. IN THE EVENT THAT THE JURY WAIVER IN THE FOREGOING IS NOT ENFORCEABLE UNDER CALIFORNIA LAW, THEN BORROWER AGREES THAT ANY AND ALL CLAIMS SHALL BE RESOLVED (AND A DECISION SHALL BE RENDERED) BY WAY OF A GENERAL REFERENCE AS PROVIDED FOR IN PART 2, TITLE 8, CHAPTER 6 (§ 638 ET. SEQ.) OF THE CALIFORNIA CODE OF CIVIL PROCEDURE, OR ANY SUCCESSOR CALIFORNIA STATUTE GOVERNING RESOLUTION OF DISPUTES BY A COURT APPOINTED REFEREE.

Article 8 – TRANSFER

Upon the transfer of this Note, Borrower hereby waives notice of any such transfer, Lender may transfer all rights herein, or any part thereof, to the transferee who shall thereupon become vested with all the rights herein or under applicable law given to Lender with respect thereto, and Lender shall thereafter forever be relieved and fully discharged from any liability or responsibility in the matter arising from events thereafter occurring; but Lender shall retain all rights hereby given to it with respect to any liabilities not so transferred.

Article 9 – GOVERNING LAW

This Note is governed and controlled as to validity, enforcement, interpretation, construction, effect and in all other respects by the statutes, laws and decisions of the State of California, without regard to its conflict of laws provisions.

Article 10 – NOTICES

Any notice to be given to Borrower or Lender shall be deemed to have been given to and received by them and shall be effective when personally delivered, by Federal Express® or similar nationally recognized overnight delivery service, or when deposited in the U.S. mail, certified or registered mail, return receipt requested, postage prepaid, and addressed as follows, or at such other address as one of the parties may hereafter designate in writing to the other party:

Lender:

The Starco Group, Inc.
3137 E 26th Street
Vernon, CA, 90058
Attn: Ross Sklar

Borrower:

Starco Brands, Inc.
706 N. Citrus Ave.
Los Angeles, CA, 90038
Attn: Ross Sklar

Or by transmittal of electronic communication (including email, internet or intranet websites, or facsimile properly addressed (with written acknowledgment from the intended recipient such as "return receipt requested" function, return e-mail, or other written acknowledgment).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Borrower has duly executed this Note as of the day and year first above written.

BORROWER:

STARCO BRANDS, INC.
a Nevada corporation

By: */s/ Ross Sklar*
Name: Ross Sklar
Title: Chief Executive Officer